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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the inclusion in the Prospectus of this Amendment No. 1 to the Registration Statement on Form SB-2 (No. 333-69144) of our report dated September 12, 2001, related to the consolidated financial statements of JagNotes.com Inc. and Subsidiaries as of July 31, 2001 and for the years ended July 31, 2001 and 2000. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.

                                                   /s/ J.H. Cohn LLP

                                                   Roseland, New Jersey
                                                   September 25, 2001